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                                                                   Exhibit 10.11

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                             Hurray! Solutions Ltd.

                                   Wang Qindai

                                       and

                                     Yu Qin

                                   Zhang Chen

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                       Agreement on Transfer of Shares of

                 Beijing Enterprise Network Technology Co., Ltd.

                                   ----------

                                  April 8, 2004
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This Agreement is executed on April 8, 2004 in Beijing by the following parties.

Party A: Hurray! Solutions Ltd.
Address: 305, China Resources Building, Jianguomen Beidajie, Dongcheng District, Beijing, 100005
Legal Representative: Xiang Songzuo

Party B: Wang Qindai
Address: 305, China Resources Building, Jianguomen Beidajie, Dongcheng District, Beijing, 100005
ID No: 110102641107155

(Party A and Party B collectively referred to as the "Transferee")

Party C: Yu Qin
Address: Room 2306, 5 SOHO Town, 88 Jianguolu, Chaoyang District, Beijing ID No: 320581196506030459

Party D: Zhang Chen
Address: 46-7-164, Zhongguancun Nandajie, Handian District, Beijing ID No: 1101108760130721

(Party C and Party D collectively referred to as the "Transferor")

WHEREAS:

     1. Beijing Enterprise Network Technology Co., Ltd. (hereinafter "Enterprise Network") is a limited liability company duly organized and validly existing under Chinese laws. Its registered capital is RMB 1,100,000 yuan, of which RMB 1,000,000

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yuan is contributed by Party C, making it entitled to 91 percent shares of
Enterprise Network; RMB 100,000 yuan is contributed by Party D, making it entitled to 9 percent shares of Enterprise Network. Transferor is legally entitled to all shareholder rights in light of its contribution as at the execution date of this Agreement.

     2. Party A is a limited liability company duly organized and validly existing under Chinese laws. Party B is a Chinese citizen with full capacity of civil conduct. Party A and Party B intend to accept 100 percent shares of Enterprise Network held by the Transferor.

     3. The Transferor intends to transfer to the Transferee 100 percent shares of Enterprise Network held by the Transferor, in which Party A accepts 91 percent shares of Enterprise Network held by Party C and 4 percent shares of Enterprise Network held by Party D, and Party B accepts the remaining 5 percent shares of Enterprise Network held by Party D. After completion of such share transfer, Party A will hold 95 percent shares of Enterprise Network and Party B will hold 5 percent shares of Enterprise Network.

     4. Both Party C and Party D agree to be jointly and severally responsible for the duties and responsibilities hereunder, and further agree that the performance of duties by Party A and/or Party B to either Party C or Party D pursuant to the terms and conditions of this Agreement shall be deemed as having performed duties owed to the Transferor in entirety.

     In consideration of the foregoing share transfer, the parties hereto hereby agree as follows through friendly consultation in accordance with relevant laws and regulations and in the spirit of mutual benefit, honesty and good faith:

I. Share Transfer

     1. The Transferor agrees to transfer its shares of Enterprise Network to the Transferee pursuant to the proportion agreed-upon under this Agreement on the Effective Date of Share Transfer (as defined hereinafter) set forth in
Article III of this Agreement according to the terms and conditions of this Agreement; the Transferee agrees to accept such shares pursuant to the proportion agreed-upon under this Agreement according to the terms and conditions of this Agreement (hereinafter "Share Transfer").

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     2. After Share Transfer becomes effective, the Transferee shall become the legal owner of the shares contemplated to be transferred hereunder pursuant to this Agreement, having all rights and obligations in respect of the shares contemplated to be transferred hereunder (such rights including all rights, interests and duties in respect of its contribution). The Transferor shall not have any right, obligation or responsibility in respect of the shares contemplated to be transferred hereunder.

     3. After Share Transfer becomes effective, each shareholder's contribution amount and its proportion in the registered capital of Enterprise Network are as follows:

          Party A: RMB 1,045,000, accounting for 95 percent of total registered capital of Enterprise Network;

          Party B: RMB 55,000, accounting for 5 percent of total registered capital of Enterprise Network

     4. The parties hereto agree to effect all procedures in respect of Share Transfer according to the terms and time provided under this Agreement, including without limitation securing resolutions of shareholders' meeting and the Board consenting transfer/acceptance of shares respectively, resolutions of shareholders' meeting of Enterprise Network consenting Share Transfer, and the commitment letter of the Transferor as shareholders of Enterprise Network consenting Share Transfer and waiving their preemption rights.

     5. Commencing from the Effective Date of Share Transfer, the Transferor shall transfer to the Transferee any and all materials held by the Transferor necessary for appropriate exercise of shareholder rights by the Transferee, including without limitation resolutions and minutes of shareholders meeting and the Board of Enterprise Network, all seals of the company (including without limitation corporate seal, finance seal and contract seal), approval documents of the company, business license (originals and copies), approvals, certificates, checkbooks, materials relating to bank account and changes thereto, property title documents and approvals.

II. Share Transfer Price and Payment

     1. The parties hereto agree that the price of Share Transfer is RMB28,969,500 (RMB Twenty Eight Million Nine Hundred and Sixty Nine Thousand Five Hundred

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Only).

     2. The parties hereto agree that the Transferee shall pay to the Transferor by telegraphic transfer within five working days after execution of this Agreement 50 percent of the price of Share Transfer, i.e., RMB14,484,750 (RMB Fourteen Million Four Hundred and Eight Four Thousand Seven Hundred and Fifty
Only) ("First Payment").

     Within five working days after the industrial and commercial bureau accepts application of Enterprise Network for change of registration, the Transferee shall pay to the Transferor by telegraphic transfer 30 percent of the price of Share Transfer, i.e., RMB8,690,850 (RMB Eight Million Six Hundred and Ninety Thousand Eight Hundred and Fifty Only) ("Second Payment").

     Within five working days after the completion of change of registration at the industrial and commercial bureau in connection with the Share Transfer, the Transferee shall pay to the Transferor by telegraphic transfer the remaining 20 percent of the price of Share Transfer, i.e., RMB5,793,900 (RMB Five Million Seven Hundred and Ninety Three Thousand Nine Hundred Only).

     If Share Transfer fails to be effective within 90 days after execution of this Agreement by reasons other than those on the part of the Transferee after the Transferee effected the First Payment to the Transferor, the Transferor shall refund the Transferee full amount of First Payment at the earlier of the following dates:

          (1) within five workings after the Transferor is expressly informed of the failure of this Agreement to be effective as scheduled;

          (2) 90 days after execution of this Agreement.

III. Effective Date of this Agreement and of Share Transfer

     1. This Agreement shall be effective upon execution by the parties hereto or their respective authorized representatives and affixture of seals.

     2. Share Transfer contemplated under this Agreement shall be effective upon realization of all conditions precedent set forth below, and the date of realization shall be the Effective Date of Share Transfer:

          (1) this Agreement is executed and affixed with seal by the parties hereto or

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               their respective authorized representatives;

          (2) the Share Transfer contemplated hereunder has been approved by the shareholders meeting of Enterprise Network;

          (3) each of Party C and Party D has issued commitment letter, undertaking to waive the preemption right in respect of the shares to be transferred by the other party; and

          (4) other legal documents required under relevant Chinese laws for the Share Transfer have been appropriately secured and relating procedures or formalities have been validly effected.

     3. The Transferor agrees to provide to the Transferee upon execution of this Agreement the resolution of the shareholders meeting of Enterprise Network consenting the Share Transfer and the respective commitment letter of Party C and Party D undertaking to waive the preemption right in respect of the shares to be transferred by the other Party. The Transferee agrees to provide to the Transferor the resolution of the shareholders meeting of Party A to consent the Share Transfer.

     4. The parties hereto shall, in good faith, complete any activities necessary for effecting the Share Transfer provided hereunder within three months after this Agreement is effective or any time otherwise agreed upon by the parties hereto, including without limitation executing or causing third party to execute any document or application, or securing any relevant approval, consent or permit, so as to effect performance of this Agreement.

     5. The Transferor agrees that the Share Transfer shall not be effective until all conditions precedent set forth in Section 2 of this Article are realized within agreed-upon time. If any of such conditions fails to be realized according to the terms or within the time provided hereunder due to the error of any party, such party shall be liable to compensate any losses or expenses thus incurred to the other party.

     6. The parties hereto shall effect procedures for change of registration at relevant industrial and commercial bureau 10 working days after this Agreement becomes effective, but no later than 20 working days thereafter.

IV. Representations, Covenants and Warranties of the Transferor

     1. Enterprise Network is a limited liability company duly organized and

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validly existing under Chinese laws. The Transferor has duly paid up its subscribed capital in light of capital contribution percentage and secured corresponding share rights according to laws. The Transferor has performed all of its obligations as shareholder in strict compliance with articles of association of Enterprise Network

     2. The Transferor has all rights, powers and authorities to enter into and perform all duties and responsibilities under this Agreement. This Agreement is legally binding upon any party of the Transferor upon execution.

     3. The Transferor legally and actually owns the shares contemplated to be transferred under this Agreement, and is capable in right and action to transfer such shares, and has secured all necessary approvals therefor.

     4. Execution or performance of this Agreement by the Transferor does not breach laws, articles of association, contracts, agreements or any other legal documents which the Transferor is subject to.

     5. The shares contemplated to be transferred are complete and have not been pledged, subject to any preferential right, or any third party interest, or have any other encumbrance.

     6. The balance sheet of Enterprise Network and other financial materials and information provided by the Transferor to the Transferee are complete, true and accurate. Except for the liabilities (including actual liabilities and contingent liabilities) disclosed by the Transferor to the Transferee, Enterprise Network has no other material liabilities ("Undisclosed Material Liabilities"). If the Transferee or Enterprise Network suffers any loss due to Undisclosed Material Liabilities, the Transferor shall be liable to all damages therefrom. The Undisclosed Material Liabilities mentioned above means any liability in excess of RMB 100,000 (including RMB 100,000).

     7. There does not exist any contractual arrangements between Enterprise Mobile and Enterprise Network that will result in Enterprise Mobile having any indirect control of Enterprise Network.

     8. As of the date of execution hereof, there exists no breach of law, material administrative punishment or any possibility of such punishment, proceedings or potential proceedings in respect of tax, accounting, employment, insurance and property of Enterprise Network

     9. As of effective date of this Agreement until Effective Date of Share

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Transfer (including effective date of this Agreement and Effective Date of Share
Transfer), unless prior written consent is secured from the Transferee, the Transferor shall warrant that:

          (1) Enterprise Network shall keep normal business operation, and any expenditure in the amount higher than RMB 10,000 (including
               RMB 10,000) shall be notified to the Transferee two working days in advance and subject to the approval of the Transferee;

          (2) Except for any change resulting form normal operations of Enterprise Network, the assets and financial position of Enterprise Network shall not undertake any material change (including without limitation assignment, imposition of any mortgage, pledge, or any third party interest);

          (3) Enterprise Network shall not distribute investment gains to the Transferor;

          (4) Enterprise Network shall not change its share equity structure or articles of association;

          (5) Assets of Enterprise Network shall not undertake any material change in quantity and structure (including without limitation assignment, imposition of any mortgage, pledge, or any third party interest);

          (6) The Transferor shall use its best endeavors to protect the operation of Enterprise Network from any adverse impact; and

          (7) Not to appoint, engage, or remove any director, officer, or other key employee.

     10. Any representation or warranty made by the Transferor under this Agreement contains no material falsehood or any omissions.

V. Representations, Covenants and Warranties of the Transferee

     1. The Transferee is a legal person duly organized and validly existing under Chinese laws or a Chinese citizen with full capacity of civil conduct.

     2. The Transferee has full rights to conduct the matters in respect of accepting shares from the Transferor as provided under this Agreement, and has secured all approvals and/or authorizations in respect of execution and performance of this

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Agreement.

     3. Execution or performance of this Agreement by the Transferee is in no breach of the laws, articles of association, contracts, agreements or other legal documents which the Transferee is subject to.

     4. The Transferee shall perform the obligation of paying the price of Share Transfer to the Transferor in strict compliance with the terms of this Agreement.

VI. Confidentiality

     Unless expressly required by relevant Chinese laws and regulations, articles of association, or other applicable laws and regulations, no party shall disclose the terms of this Agreement to any third party other than the parties hereto without the prior written consent of the other parties before completion of the transaction contemplated hereunder. This provision does not apply to affiliates of and professionals engaged by the parties hereto.

VII. Fees and Expenses

     1. The parties hereto agree to bear their respective fees incurred for engagement of lawyers, accountants, appraisers, financial advisors and other professionals.

     2. The Transferee agrees that, after the Transferor makes duly payment of income tax payable in respect of the Share Transfer, the Transferee shall reimburse 50 percent of the tax actually paid by the Transferor. If the Transferee suffers any economic loss due to failure on the part of the Transferor to duly file tax returns in respect of this Agreement, the Transferor agrees to fully compensate such damages.

     3. Any other expenses occurred in connection with the Share Transfer (including without limitation the expenses relating to change of registration at industrial and commercial bureau) shall be equally shared by the Transferor and the Transferee.

VIII. Other Matters relating and Amendment to this Agreement

     1. The parties hereto agree to further negotiate other matters in respect of this Agreement after execution of this Agreement and enter into supplemental agreement

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in writing. Such supplemental agreement constitutes an integral part of this
Agreement.

     2. Any amendment to this Agreement shall be in writing and signed by the parties hereto. Any amendment or addition shall constitute an integral part of this Agreement.

IX. Breach Liability

     1. Any party hereto shall be deemed in breach of this Agreement if such party:

          (1)  fails to perform any obligation under this Agreement;

          (2) breaches any of its representation, covenant or warranty made under this Agreement; or

          (3) its representation or warranty made under this Agreement is inconsistent with facts or misleading (in good faith or in bad faith).

     2. Under occurrence of such breach, the non-breaching party has the right to require the breaching party to correct within 10 days; if the breaching party fails to correct within the specified time, the non-breaching party has the right to terminate this Agreement and claim damages from the breaching party.

     3. The parties hereto covenant to each other that without prejudice to the right to claim damages by the non-breaching party against the breach of covenant, warranty or obligation by the breaching party under this Agreement, the breaching party shall be liable to the following damages as required by the non-breaching party:

          (1) A certain sum of damages which is sufficient to restore the parties to the status as if the Agreement is not breached;

          (2) Expenses or costs directly or indirectly incurred by the non-breaching party arising out of the breach of the Agreement (including without limitation litigation, arbitration and/or lawyer fees reasonably incurred by the non-breaching party therefrom).

X. Dispute Resolution

     1. Any dispute arising out of or relating to this Agreement shall be settled by the

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parties hereto through friendly consultation.

     2. If any dispute is not settled through friendly consultation by the parties hereto within thirty days after its occurrence, such dispute shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration according to its rules then in effect. The award of arbitration is final and binding upon the parties hereto. The seat of the arbitration is in Beijing, China.

     3. If any provision of this Agreement shall be determined to be invalid according to relevant laws, the remaining of this Agreement shall continue to be valid and enforceable.

XI. Applicable Laws

     The execution, validity, interpretation and performance of this Agreement, and dispute resolution thereof shall be governed by relevant laws of China.

XII. Agreement Right

     No party shall assign its rights and obligations under this Agreement without prior written consent of the other party. Respective successors and permitted assigns of the parties hereto are subject to provisions of this Agreement.

XIII. Force Majeure

     1. Force Majeure means any occurrence that is uncontrollable, unpredictable or, if predictable, unavoidable by the parties hereto, causing hindrance, impact or delay on the part of either party to perform all or part of its obligations under this Agreement. Such occurrence includes without limitation earthquake, typhoon, flood, fire or other acts of God, war, riot, strike or other similar occurrences. The parties hereto agree and acknowledge that non-performance of this Agreement on the part of either party due to Force Majeure does not constitute the breach provided under Section 1 of Article IX, nor shall the non-performing party be liable to any damages or compensation therefor.

     2. In occurrence of Force Majeure, the affected party shall notify the other party

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immediately by the most expedient means possible and provide within 15 days documents evidencing the particulars of such occurrence and reasons for non-performance of all or part of this Agreement or delay performance of this Agreement. Then the parties hereto shall negotiate as to whether to delay performance of or terminate this Agreement.

XIV. Entire Agreement

     This Agreement constitutes all representations and agreements between the parties hereto and supersedes all prior oral and written representations, warranties, understandings and agreements between the parties relating to the subject matter of this Agreement. The parties hereto agree and acknowledge that any representation or covenant that is not provided under this Agreement shall not constitute basis of this Agreement and, therefore, shall not be the basis to determine respective rights and obligations of the parties or to interpret terms and conditions of this Agreement.

XV. Notices

     All notices required under this Agreement shall be written in Chinese and delivered by registered mail, telecopy or other telecommunication means. Notices shall be deemed duly given upon arrival at the registered address of the recipient. When delivered by registered mail, the notice shall be deemed to be duly given on the day of receipt noted on the return receipt. When delivered by telecopy, the notice shall be deemed to be duly given when the delivery is confirmed by the telecopy machine.

     Party A:             Hurray! Solutions Ltd.
     Address:             305, China Resources Building, Jianguomen Beidajie,
                          Dongcheng District, Beijing
     Zip Code:            100005
     Telephone:           8610-65188989
     Fax:                 8610-85191531
     Person to contact:   Wang Qindai

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     Party B:     Wang Qindai
     Address:     305, China Resources Building, Jianguomen Beidajie,
                  Dongcheng District, Beijing,
     Zip Code:    100005
     Telephone:   8610-65188989
     Fax:         8610-85191531

     Party C:     Yu Qin
     Address:     [Room 1702, Tower C, The Grand Pacific Building, A8,
                  Guang Hua Road, Chao Yang District, Beijing,]
     Zip Code:    [100026]
     Telephone:   [010 - 65815120 - 819]
     Fax:         [010 - 65832334]

     Party D:     Zhang Chen
     Address:     [Room 1702, Tower C, The Grand Pacific Building, A8,
                  Guang Hua Road, Chao Yang District, Beijing,]
     Zip Code:    [100026]
     Telephone:   [010 - 65815120 - 809]
     Fax:         [010 - 65832334]

XVI. Counterparts

     This Agreement is made in Chinese in six original copies. Each party shall hold one original copy and the remaining copies shall be used for the purpose of registration at industrial and commercial bureau. Each copy shall have the same legal effect.

XVII. Supplemental Agreement or Attachment

     Upon agreement and valid execution of the parties hereto, other document which

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supplements or amends this Agreement is an attachment to this Agreement and constitutes an integral part of this Agreement.

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                                 Execution Page

                                 (No body text)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.

Party A: Hurray! Solutions Ltd.
Legal/Authorized Representative: Xiang Songzuo

Party B: Wang Qindai
Authorized Representative:

Party C: Yu Qin
Authorized Representative:

Party D: Zhang Chen
Authorized Representative:

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